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                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                          Interruption Television, Inc.
                              a Nevada corporation

                                       and

               Bongiovi Entertainment, Inc., a Florida corporation

                       effective as of September ___, 2002

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into this ___ day of September 2002, by and between Interruption Television, Inc., a Nevada corporation ("ITV") and Bongiovi Entertainment, Inc., a Florida corporation ("Bongiovi"), and certain shareholders of Bongiovi listed on the attached Schedule I ("Bongiovi Shareholders"), and specifically incorporated herein by reference (Bongiovi and Bongiovi Shareholders shall be hereinafter jointly referred to as "Bongiovi Parties").

                                    PREMISES

     A. This Agreement provides for the reorganization of Bongiovi with and into ITV, with Bongiovi becoming a wholly-owned subsidiary of ITV, and in connection therewith, the exchange of the outstanding common stock of Bongiovi into shares of common voting stock of ITV, all for the purpose of effecting a tax-free reorganization pursuant to sections 351, 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC"). On the terms and conditions set forth herein, the parties hereby adopt the Plan of Reorganization embodied in this Agreement.

     B. The boards of directors of Bongiovi and ITV have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which Bongiovi would become a wholly owned subsidiary of ITV is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                                    AGREEMENT

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                       BONGIOVI AND BONGIOVI SHAREHOLDERS

     Bongiovi and each of Bongiovi Shareholders, individually and neither jointly nor severally, represents and warrants to ITV, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular Schedule, as hereinafter defined, of Bongiovi attached hereto, that the statements made in this Article I will be correct and complete at the Effective Date, as hereinafter defined, provided, however, if there is no Effective Date, then no party shall be liable for any inaccuracy.

     SECTION 1.1 SHAREHOLDERS. Each of the Bongiovi Shareholders is the owner of all of the issued and outstanding shares of the capital stock of Bongiovi attributed to such Shareholder on Schedule I; each Bongiovi Shareholder has full legal title to all Bongiovi Shares described in Schedule I as being owned by such Bongiovi Shareholder free from any and all claims, liens or other encumbrances. Bongiovi Shareholders have the unqualified right to sell, transfer, and dispose of their respective Bongiovi Shares subject to the applicable securities laws and the laws of bankruptcy, insolvency and general creditors' rights. Each Bongiovi Shareholder represents and warrants that, in regards to such Bongiovi Shareholder's shares of Bongiovi, such Bongiovi Shareholder has full right and authority to execute this Agreement and to transfer his shares of Bongiovi to ITV.

     SECTION 1.2 ORGANIZATION. Bongiovi is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material

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respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Bongiovi Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Bongiovi as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Bongiovi's articles of incorporation or bylaws.
Bongiovi has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     SECTION 1.3 CAPITALIZATION. The authorized capitalization of Bongiovi consists of 25 million Class A voting common stock shares, $0.001 par value per share (the "Bongiovi Common Shares"). As of the date of this Agreement, 7 million of the authorized Bongiovi Common Shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Except as may be disclosed in Bongiovi Schedules, Bongiovi has no other securities, warrants or options authorized or issued.

     SECTION 1.4 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as otherwise set forth in the Bongiovi Schedules, Bongiovi does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. For purposes herein, all references to Bongiovi shall include Bongiovi and all of its subsidiaries.

     SECTION 1.5  FINANCIAL INFORMATION.

               (a) Attached hereto as Schedule 1.5 are audited financial statements from the inception of Bongiovi until December 31, 2001 and unaudited financial statements for the seven months period ended July 31, 2002 (collectively, the "Bongiovi Financial Statements"), subject to the provisions of Section 4.2. Bongiovi Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of Bongiovi as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP. The Bongiovi Financial Statements comply with the requirements of Regulation S-X of the Securities and Exchange Commission and the provisions of the Securities Act of 1933 (the "1933 Act") and will be suitable for inclusion in any subsequent filing with any state or federal regulatory agency under the Securities Exchange Act of 1934 (the "1934 Act").

               (b) Bongiovi has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

               (c) Bongiovi has filed all state, federal and local income tax returns, including extensions of such tax returns, if any, required to be filed by it from inception to the date hereof, if any;

               (d) The books and records, financial and others, of Bongiovi are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

               (e) except as and to the extent disclosed herein and the Bongiovi Schedules, Bongiovi has no material contingent liabilities, direct or indirect, matured or unmatured.

     SECTION 1.6 INFORMATION. The information concerning Bongiovi set forth in this Agreement and in the Bongiovi Schedules to the best of Bongiovi's knowledge, is complete and accurate in all material respects and does not

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contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     SECTION 1.7 OPTIONS AND WARRANTS. Except as may otherwise be disclosed herein on Schedule 1.7, there are no existing options, warrants, calls or commitments of any character to which Bongiovi is a party and by which it is bound.

     SECTION 1.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the Bongiovi Schedules, or as otherwise disclosed to ITV, since July 31, 2002:

               (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Bongiovi; or
          (ii) any damage, destruction or loss to Bongiovi (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Bongiovi;

               (b) Bongiovi has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Bongiovi; (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

               (c) Bongiovi has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contin gent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Bongiovi balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Bongiovi; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

               (d) to the best knowledge of Bongiovi, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Bongiovi.

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     SECTION 1.9 TITLE AND RELATED MATTERS. Except as provided herein or in the
Bongiovi Schedules, Bongiovi has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal including technical information, copyrights, trademarks, service marks and tradenames (collectively, the "Assets") which are reflected in the Bongiovi Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Bongiovi Schedules. Except as set forth in the Bongiovi Schedules, Bongiovi owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Bongiovi's business. Except as set forth in the Bongiovi Schedules, no third party has any right to, and Bongiovi has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Bongiovi or any material portion of its properties, assets or rights.

     SECTION 1.10 LITIGATION AND PROCEEDINGS. To the best of Bongiovi's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Bongiovi or affecting Bongiovi or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Bongiovi. Bongiovi does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     SECTION 1.11  CONTRACTS.

               (a) Except as included or described in the Bongiovi Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which Bongiovi is a party or by which it or any of its assets, products, technology or properties are bound;

               (b) Except as included or described in the Bongiovi Schedules or reflected in the most recent Bongiovi balance sheet, Bongiovi is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Bongiovi is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of Bongiovi; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

               (c) To Bongiovi's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which Bongiovi is a party or by which its properties are bound and which are material to the operations of Bongiovi taken as a whole, are valid and

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          enforceable by Bongiovi in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     SECTION 1.12 MATERIAL CONTRACT DEFAULTS. Except as set forth in the Bongiovi Schedules, to the best of Bongiovi's knowledge and belief, Bongiovi is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Bongiovi, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Bongiovi has not taken adequate steps to prevent such a default from occurring.

     SECTION 1.13 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Bongiovi is a party or to which any of its properties or operations are subject.

     SECTION 1.14 GOVERNMENTAL AUTHORIZATIONS. To the best of Bongiovi's knowledge and except as provided herein or in the Bongiovi Schedules, Bongiovi has all licenses, franchises, permits or other governmental authorizations legally required to enable Bongiovi to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Bongiovi of this Agreement and the consummation by Bongiovi of the transactions contemplated hereby.

     SECTION 1.15 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Bongiovi's knowledge, except as disclosed in the Bongiovi Schedules, Bongiovi has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Bongiovi or would not result in Bongiovi's incurring any material liability.

     SECTION 1.16 INSURANCE. Except as disclosed on Schedule 1.16, Bongiovi has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     SECTION 1.17 APPROVAL OF AGREEMENT. The board of directors of Bongiovi has authorized the execution and delivery of this Agreement by Bongiovi and has approved the transactions contemplated hereby. The majority of Bongiovi's shareholders approved the transactions contemplated hereby by the written consent action.

     SECTION 1.18 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as disclosed herein and in the Bongiovi Schedules, there exists no material contract, agreement or arrangement between Bongiovi and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Bongiovi to own beneficially, ten percent (10%) or more of the issued and outstanding Bongiovi Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Bongiovi than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by Bongiovi, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     SECTION 1.19 LABOR RELATIONS. Bongiovi has never had a work stoppage resulting from labor problems. To the best knowledge of Bongiovi, no union or other collective bargaining organization is organizing or attempting to organize any employee of Bongiovi.

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     SECTION 1.20 PREVIOUS SALES AND ISSUANCE OF SECURITIES. Since inception,
Bongiovi has issued Bongiovi Common Shares in reliance upon applicable exemptions from the registration requirements under the laws of the jurisdiction of Florida and other applicable state and federal securities laws, to the shareholders listed on Schedule I. The shares of Bongiovi Common Stock issued to the Bongiovi Shareholders are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

     SECTION 1.21 REORGANIZATION RELATED REPRESENTATIONS.

               (a) following the Effective Date, Bongiovi will continue its historic business or use a significant portion of its historic business assets in its business;

               (b) Bongiovi is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of IRC;

               (c) Bongiovi is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.

     SECTION 1.22 BONGIOVI SCHEDULES. Upon execution hereof, Bongiovi will deliver to ITV the following schedules, which are collectively referred to as the "Bongiovi Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, complete, true and correct in all material respects:

               (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of Bongiovi;

               (b) the financial information of Bongiovi referenced hereinabove in Section 1.4;

               (c) a list indicating the name and address of the stockholders of Bongiovi, together with the number of shares owned by them;

               (d) the Bongiovi Business Plan which includes, among other matters, information concerning all of Bongiovi's material licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which Bongiovi carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of Bongiovi), as well as a description of any material adverse change in the business operations, property, inventory, assets or condition of Bongiovi since the most recent Bongiovi balance sheet required to be provided pursuant to Section 1.5; and

     Bongiovi shall cause the Bongiovi Schedules and the instruments and data delivered to ITV hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

     SECTION 1.23 TAXES. Bongiovi has complied with applicable tax filing requirements, if any.

     SECTION 1.24 ADDITIONAL INFORMATION AVAILABLE. Bongiovi will make available to ITV the opportunity to ask questions and receive answers concerning acquisition of Bongiovi shares in this transaction, and to obtain any additional information related thereto which Bongiovi possesses or can acquire without unreasonable effort or expense.

     SECTION 1.25 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, Bongiovi shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article I, if ITV had actual knowledge of such misrepresentation or breach prior to the Closing.

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                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                     OF ITV

     As an inducement to, and to obtain the reliance of Bongiovi, ITV represents and warrants as follows:

     SECTION 2.1 ORGANIZATION. ITV is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the ITV Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation"), bylaws of ITV as in effect on the date hereof and a certificate of Good Standing. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ITV's articles of incorporation or bylaws. ITV has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. ITV has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

     SECTION 2.2 CAPITALIZATION. The authorized capitalization of ITV consists of 100 million shares of Common Stock, par value $0.001 per share, of which 4 million shares are issued and outstanding, and 10 million shares of Preferred Stock, $0.001 par value, of which no shares are issued nor outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Except as may be disclosed in ITV Schedules, ITV has no other securities, warrants or options authorized or issued.

     SECTION 2.3 SUBSIDIARIES. At the Closing, other than as disclosed herein, ITV shall own no securities or have any interest in any corporation, partnership, or other form of business organization, including its current subsidiaries.

     SECTION 2.4  FINANCIAL STATEMENTS.

               (a) Attached hereto as Schedule 2.4 are audited financial statements for the years ended June 30, 2000 and June 30, 2001, together with the related footnotes and report thereon of the auditors rendering such reports and unaudited financial statements for the nine months ended March 31, 2002 (collectively, the "ITV Financial Statements"). The ITV Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of ITV as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP. The ITV Financial Statements comply with the requirements of Regulation S-X of the Securities and Exchange Commission and the provisions of the Securities Act of 1933 (the "1933 Act") and will be suitable for inclusion in any subsequent filing with any state or federal regulatory agency under the Securities Exchange Act of 1934 (the "1934 Act"). AN INVESTMENT IN ITV SHARES INVOLVES A HIGH DEGREE OF RISK. BONGIOVI SHAREHOLDERS SHOULD REVIEW AND CAREFULLY CONSIDER THE DISCLOSURE MATERIALS ATTACHED HERETO AS EXHIBIT "A", PRIOR TO EXECUTING THIS AGREEMENT;

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               (b) The books and records, financial and others, of ITV are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

               (c) ITV has no liabilities with respect to the payment of any federal, state, county, local or other taxes, current or accrued (including any deficiencies, interest or penalties);

               (d) ITV has filed all state, federal and local income tax returns, including extensions of such tax returns, if any, required to be filed by it from inception to the date hereof, if any;

               (e) except as and to the extent disclosed herein and the ITV Schedules, ITV has no material contingent liabilities, direct or indirect, matured or unmatured.

     SECTION 2.5 INFORMATION. The information concerning ITV as set forth in this Agreement and in the ITV Schedules, to the best of ITV's knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     SECTION 2.6 OPTIONS AND WARRANTS. Except as may otherwise be disclosed herein on Schedule 2.6, there are no existing options, warrants, calls or commitments of any character to which ITV is a party and by which it is bound.

     SECTION 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein or in the ITV Schedules, since March 31, 2002:

               (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of ITV; or (ii) any damage, destruction or loss to ITV (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of ITV;

               (b) ITV has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ITV; (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

               (c) Except as disclosed to Bongiovi or as included in the ITV Schedules, ITV has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ITV balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to

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          which it is a party if such amendment or termination is material, considering the business of ITV; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

               (d) to the best knowledge of ITV, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of ITV.

     SECTION 2.8 TITLE AND RELATED MATTERS. As of the Closing Date, ITV will own no real, personal or intangible property, other than as disclosed herein.

     SECTION 2.9 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best of ITV's knowledge and belief, threatened by or against or affecting ITV, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of ITV. ITV does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     SECTION 2.10 CONTRACTS. On the Closing Date and other than as disclosed herein in Schedule 2.10 or otherwise:

               (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which ITV is a party or by which it or any of its properties are bound;

               (b) ITV is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as ITV can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of ITV; and

               (c) ITV is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of ITV; or
          (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

     SECTION 2.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ITV is a party or to which any of its properties or operations are subject.

     SECTION 2.12 MATERIAL CONTRACT DEFAULTS. To the best of ITV's knowledge and belief, ITV is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of ITV, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which ITV has not taken adequate steps to prevent such a default from occurring.

     SECTION 2.13 GOVERNMENTAL AUTHORIZATIONS. To the best of ITV's knowledge, ITV has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ITV of the transactions contemplated hereby.

     SECTION 2.14 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of ITV's knowledge and belief, ITV has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ITV or would not result in ITV's incurring any material liability.

     SECTION 2.15 INSURANCE. ITV has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     SECTION 2.16 APPROVAL OF AGREEMENT. The board of directors and the majority shareholder of ITV has authorized the execution and delivery of this Agreement by ITV and has approved the transactions contemplated hereby.

     SECTION 2.17 MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as stated herein or in the ITV Schedules, as of the Closing Date there will exist no material contract, agreement or arrangement between ITV and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by ITV to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of ITV and which is to be performed in whole or in part after the date hereof. ITV has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     SECTION 2.18 LABOR RELATIONS. ITV has never had a work stoppage resulting from labor problems. ITV has no employees other than its officers and directors.

     SECTION 2.19 TAXES. (a) Except as provided in Schedule 2.19, ITV has timely filed (within the applicable extension periods) with the appropriate governmental agencies all governmental tax returns, information returns, tax reports and declarations which are monetary liabilities. All governmental tax returns, information returns, tax reports and declarations filed by ITV for years for which the statute of limitations has not run (the "Tax Returns") are correct in all material respects. ITV has timely paid (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth and franchises, or upon the sale, use or delivery of any item sold by the ITV, other than as may be disclosed in the Schedule of Taxes. Except as set forth in the Schedule of Taxes, no tax returns have been examined by the Internal Revenue Service or any other governmental authority. Except as may be disclosed in the Schedule of Taxes or in any document delivered to ITV therewith, ITV (i) is not currently being audited with respect to any tax, assessment or other governmental charge;
(ii) has not received formal or informal notice from any governmental agency that an audit or investigation with respect to any tax, assessment or other governmental charge is to be initiated; (iii) is not formally or informally discussing material pending ruling requests or other material tax or assessment issues with the Internal Revenue Service or any other governmental taxing authority in connection with any matter concerning ITV; or (iv) has not been formally or informally notified of any potential tax or assessment issue which the Internal Revenue Service or any other governmental taxing authority intends to raise in connection with any matter concerning any member of ITV's group. Except (i) as may be disclosed in the Schedule of Taxes, or (ii) in connection with any pending audit or investigation, ITV has not granted or proposed any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any governmental tax. The accruals and reserves for taxes reflected in the financial statements are adequate to cover substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of the business conducted by ITV through the Closing Date herein. ITV is not now or has it ever been a corporation which meets the tests of Section 542(b)(2) of the Internal Revenue Code. ITV has not participated in, or is required to participate in, for any period prior to the date of this Agreement the filing of any consolidated tax return other than (i) as set forth in the Schedule of Taxes, or (ii) as a member of an affiliated group of which ITV is the common parent.

     SECTION 2.20 REPORTING ACT DOCUMENTS. Except as set forth in ITV's Schedules, ITV has, in all reporting act documents, complied in all material respects with the reporting requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The information contained in each reporting act document of ITV, to the best of ITV's knowledge, is true and correct in all material respects as of the date thereof, and no reporting act document contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date thereof. To the best knowledge of current management of ITV, there is no negative matters, such as pending investigation or formal inquiry, which are outstanding concerning Exchange Act reports filed by ITV prior to the Closing.

     SECTION 2.21 ITV SCHEDULES. Upon execution hereof, ITV shall deliver to Bongiovi the following schedules, which are collectively referred to as the "ITV Schedules" which are dated the date of this Agreement, all complete, true and accurate in all material respects:

               (a) complete and correct copies of the articles of incorporation, bylaws and Certificate of Good Standing of ITV as in effect as of the date of this Agreement;

               (b) copies of all financial statements of ITV identified in
          Section 2.4(a);

               (c) the description of any material adverse change in the business, operations, property, assets, or condition of ITV since June 30, 2002 required to be provided pursuant to Section 2.6; and

               (d) any other information, together with any required copies of documents, required to be disclosed in the ITV Schedules under this Agreement.

     ITV shall cause the ITV Schedules and the instruments to be delivered to Bongiovi hereunder to be updated after the date hereof up to and including the Closing Date.

     SECTION 2.22 LISTING OF ITV'S COMMON STOCK. ITV's Common Stock is listed and trading on the over-the- counter market of National Association of Securities' Dealers ("NASD") ("Bulletin Board").

     SECTION 2.23 ADDITIONAL INFORMATION AVAILABLE. ITV will make available to each Bongiovi Shareholder the opportunity to ask questions and receive answers concerning the acquisition of ITV Common Stock in the transaction, and to obtain any additional information which ITV possesses or can acquire without unreasonable effort or expense.

     SECTION 2.24 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, ITV shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this
Article II, if Bongiovi or any of the Bongiovi Shareholders had actual knowledge of such misrepresentation or breach prior to the Closing.

                                   ARTICLE III

                               EXCHANGE PROCEDURE

     SECTION 3.1 DELIVERY OF BONGIOVI SECURITIES. On the Closing Date, the holders of the Bongiovi Common Shares shall deliver to ITV (i) certificates or other documents evidencing all of the issued and outstanding Bongiovi Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form; and (ii) Investment Letters, the form of which is attached hereto as Exhibit "B".

     SECTION 3.2 ISSUANCE OF ITV COMMON SHARES. (a) In exchange for all of the Bongiovi Common Shares tendered pursuant to Section 3.1, ITV shall instruct its Transfer Agent to issue an aggregate of 16 million "restricted" ITV Common Shares to the Bongiovi Shareholders on a pro rata basis and shall cause such shares to be delivered to Bongiovi. Each share of Bongiovi Common Stock shall be exchanged for 2.2857 shares of ITV (based on the total issuance of 16 million ITV Common Shares).

     (b) No fractional ITV Common Shares shall be issued pursuant to this
Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

     (c) The total of 16 million shares to be issued to the Bongiovi Shareholders by ITV (the "Bongiovi Shares") are not being registered under the Securities Act of 1933, as amended (the "Act") and are issued in reliance on the exemptions from the registration requirements provided by Regulation D, and are to be issued as "restricted securities", as that term is defined in Rule 144 promulgated under the Act, and that the certificates representing the Bongiovi Shares will bear a legend to that effect, substantially in the form set forth below:

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

     SECTION 3.3 UNDERTAKINGS.

               (a) Upon execution hereof or as soon thereafter as practical, management of ITV and Bongiovi shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

               (b) Bongiovi hereby undertakes and provides assurances to ITV that it will file a current report on Form 8-K within 15 days of the Closing in compliance with the Exchange Act, with the audited

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

          financial statements of Bongiovi and the pro forma statements required by the Exchange Act and by Regulation S-B by amendment of the Form 8-K within the time parameters established by the Exchange Act, and will otherwise comply with the reporting requirements of the Exchange Act.

     SECTION 3.4 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of the date in which all of the shareholders of Bongiovi have approved the terms of this Agreement, all conditions to Closing referenced in this Agreement have been satisfied or waived by Bongiovi and all documentation referenced herein is delivered to the respective party herein, which shall be the date of September 30, 2002, unless a different date is mutually agreed to in writing by the parties hereto ("Closing Date").

     SECTION 3.5 TERMINATION.

               (a) This Agreement may be terminated by the board of directors of either ITV or Bongiovi at any time prior to the Closing Date if:

                    (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

                    (ii) any of the transactions contemplated hereby are
               disapproved by any regulatory authority whose approval is required to consummate such transactions; or

                    (iii) the conditions described in Article VI below have not been satisfied in full; or

          In the event of termination pursuant to this paragraph (a) of this
          Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

               (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of ITV if Bongiovi shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Bongiovi contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to Bongiovi. If this Agreement is terminated pursuant to this paragraph
          (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

               (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Bongiovi if ITV shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ITV contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to ITV. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

               (d) This Agreement shall be terminated if the Closing of the transactions contemplated in this Agreement have not occurred by the Closing Date as that term is defined in Section 3.4.

     SECTION 3.6 DIRECTORS OF ITV. Upon the Closing, the present members of ITV's Board of Directors shall tender their resignations SERIATIM so that the following persons are appointed directors of ITV in accordance with procedures set forth in the ITV bylaws: Ronald Simmons, Anthony Bongiovi, Anthony Ferguson, Donald Dempsy and Joseph Butera. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     SECTION 3.7 OFFICERS OF ITV. Upon the Closing, the present officers of ITV shall tender their resignations and provide ITV with applicable releases concerning their respective employment agreements. Simultaneous therewith, the following persons shall be elected as officers of ITV in accordance with procedures set forth in the ITV bylaws:

                   NAME                                 OFFICE
                   ----                                 ------

             Ronald Simmons              Chairman and Chief Executive Officer

             Anthony Bongiovi            President

             Joseph Butera               Vice President, Treasurer and Assistant
                                           and Secretary

             Anthony Ferguson            Vice President

             Louis Stinson               Secretary

     SECTION 3.8 EFFECTIVE DATE. The parties hereto hereby agree that the Effective Date of the transaction proposed herein shall be 5:00 P.M. Pacific Daylight Time on September ___, 2002, unless the parties agree otherwise, in writing.

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

                                   ARTICLE IV

                                SPECIAL COVENANTS

     SECTION 4.1 ACCESS TO PROPERTIES AND RECORDS. ITV and Bongiovi will each afford to the officers and authorized representatives of the other full access to the properties, books and records of ITV and Bongiovi, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of ITV and Bongiovi, as the case may be, as the other shall from time to time prior to Closing reasonably request. In addition, ITV shall provide to Bongiovi subsequent to Closing all information necessary to allow Bongiovi to properly prepare and file all reports required to be filed pursuant to the Exchange Act, including all information concerning ITV's subsidiaries which existed prior to Closing.

     SECTION 4.2 INFORMATION FOR ITV PUBLIC REPORTS. Bongiovi will furnish ITV with all information concerning Bongiovi and the Bongiovi Stockholders, including all financial statements, required for inclusion in any public report to be filed by ITV pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. Bongiovi covenants that all information so furnished to ITV, including the financial statements described in Section 1.5, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading. ITV agrees that Bongiovi shall have 10 business days following the Closing Date to furnish the financial statements set forth in Section 1.5 to ITV. Similarly, ITV will provide all information concerning its history and operations reasonably requested by Bongiovi.

     SECTION 4.3 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE ITV COMMON SHARES TO BE ISSUED IN THE EXCHANGE. The consummation of this Agreement, including the issuance of the ITV Common Shares to the Bongiovi Shareholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances under which the Bongiovi Shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Bongiovi shall cause to be delivered, and the Bongiovi Shareholders shall deliver to ITV, the Investment Letters referenced in Section 3.1. The Bongiovi Shareholders shall receive disclosure materials attached hereto as Exhibit "A".

     SECTION 4.4 THIRD PARTY CONSENTS. ITV and Bongiovi agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     SECTION 4.5 ACTIONS PRIOR TO CLOSING.

               (a) From and after the date of this Agreement until the Closing Date and except as set forth in the ITV or Bongiovi Schedules or as permitted or contemplated by this Agreement, Bongiovi and ITV, to the extent applicable, will each use its best efforts to:

                    (i) carry on its business in substantially the same manner as it has heretofore;

                    (ii) maintain and keep its properties in states of good
               repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                    (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                    (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                    (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                    (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

               (b) From and after the date of this Agreement until the Closing Date, neither ITV nor Bongiovi will, without the prior consent of the other party:

                    (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

                    (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                    (iii) enter into or amend any employment, severance or
               similar agreements or arrangements with any directors or officers;

                    (iv) grant, confer or award any options, warrants,
               conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                    (v) purchase or redeem any shares of its capital stock,
               except as disclosed herein.

     SECTION 4.6  INDEMNIFICATION.

               (a) Bongiovi and its officers and directors hereby agree to indemnify ITV and each of the officers, agents and directors of ITV as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject incurred as a result of Bongiovi's breach of any representation, warranty or covenant made by Bongiovi in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months; and

               (b) ITV and its officers and directors hereby agrees to indemnify Bongiovi and each of the officers, agents and directors of Bongiovi as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject incurred as a result of ITV's breach of any representation, warranty or covenant made by ITV in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consumma tion of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                     OF ITV

     The obligations of ITV under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     SECTION 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Bongiovi in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Bongiovi shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Bongiovi prior to or at the Closing. ITV shall be furnished with a certificate, signed by a duly authorized officer of Bongiovi and dated the Closing Date, to the foregoing effect.

     SECTION 5.2 BONGIOVI'S APPROVAL OF AGREEMENT. The Board of Directors and stockholders of Bongiovi, if such stockholders' approval is so required under Florida law, shall have approved this Agreement and the transactions contemplated thereby as described in Section 4.1.

     SECTION 5.3 OFFICER'S CERTIFICATE. ITV shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Bongiovi to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Bongiovi, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Bongiovi Schedules, by or against Bongiovi which might result in any material adverse change in any of the assets, properties, business or operations of Bongiovi.

     SECTION 5.4 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Bongiovi.

     SECTION 5.5 OTHER ITEMS. ITV shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as ITV may reasonably request.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BONGIOVI

     The obligations of Bongiovi under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     SECTION 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by ITV in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ITV shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ITV prior to or at the Closing. Bongiovi shall have been furnished with a certificate, signed by a duly authorized executive officer of ITV and dated the Closing Date, to the foregoing effect.

     SECTION 6.2 OFFICER'S CERTIFICATE. Bongiovi shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of ITV to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of ITV, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the ITV Schedules, by or against ITV which might result in any material adverse change in any of the assets, properties, business or operations of ITV.

     SECTION 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ITV.

     SECTION 6.4 COMPLIANCE WITH REPORTING REQUIREMENTS. As of the Closing Date, ITV shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     SECTION 6.5 ISSUANCE OF NOTE. Simultaneous with the Closing of this Agreement, Bongiovi shall issue to Sarmatan Development Ltd. a note (the "Samartan Note") in the amount of $600,000 for services rendered in connection with facilitating the share exchange transaction between the Parties hereto (see Exhibit C attached hereto). The Samartan Note shall be repaid, subject to its terms, prior to the repayment of any other debt of Bongiovi, other than normal costs associated with the day to day operation of business, provided, however, that such costs shall not include any debt repayment to Bongiovi's officers and/or directors and their affiliates.

     SECTION 6.6 ADDITIONAL INFUSION OF FUNDS INTO BONGIOVI. At the Closing, Bongiovi shall have received at least $200,000 in gross proceeds from the bridge loan financing under the terms and conditions acceptable to Bongiovi. The proceeds of such financing shall be deposited in the designated escrow account and released to Bongiovi upon the Closing of the transaction contemplated hereby. Bongiovi may, at its sole discretion, waive this condition at the Closing.

     SECTION 6.7 ITV'S TRADING STATUS. As of the Closing Date, as defined herein, ITV's Common Stock shall continue to be trading on NASD's Bulletin Board and ITV shall comply in all respects with the ITV's reporting, filing and other obligations under the by-laws or rules of the NASD.

     SECTION 6.8 NO LIABILITIES. As of the Closing Date, as defined herein the ITV balance sheet and the notes thereto, shall reflect that ITV has: (i) no receivables; (ii) no accounts payable; (iii) except as stated herein or in the

ITV Schedules, no liabilities, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to become due, including, without limitation, liabilities as guarantor under any guaranty or other governmental charges. In the event ITV is bound by or otherwise liable for any contract, lease or other agreement or any other liability at the date of Closing, ITV's existing "inside" officers and directors shall execute and deliver a binding Indemnification and Hold Harmless Agreement at Closing relevant to such obligations.

     SECTION 6.9 OTHER ITEMS. Bongiovi shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Bongiovi may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1 BROKERS AND FINDERS. Except as set forth in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     SECTION 7.2 LAW. FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

     SECTION 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

IF TO ITV:                 Interruption Television, Inc.
----------                 610 Newport Center Dr., Suite 830
                           Newport Beach, CA 92660

IF TO BONGIOVI:            Bongiovi Entertainment, Inc.
---------------            649 SW Whitmore Dr.
                           Port Saint Lucie, FL 34984

WITH COPIES TO:            Iwona Alami, Esq.
---------------            Law Offices of Iwona J. Alami
                           120 Newport Center Dr., Suite 200
                           Newport Beach, CA 92660

WITH COPIES TO:            Louis Stinson, PA.
---------------            4675 Ponce de Leon Blvd., Suite 305
                           Coral Gables, FL 33146

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     SECTION 7.4 ATTORNEYS' FEES. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

     SECTION 7.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     SECTION 7.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     SECTION 7.7 THIRD PARTY BENEFICIARIES. This contract is solely between ITV and Bongiovi and, except for the Bongiovi Shareholders or as otherwise specifically provided herein, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     SECTION 7.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     SECTION 7.9 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for three years.

     SECTION 7.10 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. This Agreement may be executed by providing facsimile signatures by the parties hereto, however, the original signatures shall be delivered within five (5) business days from the date of execution of this Agreement.

     SECTION 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     SECTION 7.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     SECTION 7.13 EXPENSES. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     SECTION 7.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     SECTION 7.15 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     SECTION 7.16 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     SECTION 7.17 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     SECTION 7.18 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     SECTION 7.19 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     SECTION 7.20 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (C)) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     SECTION 7.21 JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

     SECTION 7.22 ARBITRATION AND VENUE. Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission, shall be settled by arbitration in Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification. The parties consent to the jurisdiction of the state courts of the state of Florida for the county of Broward, and of the United States District Court for the Southern District of Florida for all purposes in connection with such arbitration including the entry of judgment on any award. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail or the equivalent, return receipt requested, or by personal service or in such manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees except the arbitrators shall have the power to award recovery of all costs (including the attorneys' fees, administrative fees, arbitrators' fees and court fees) to the prevailing party, as determined by the arbitrators. This section shall survive the termination of this Agreement.

                  IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                          INTERRUPTION TELEVISION, INC.

ATTEST:

-------------------------                 By:
Secretary or                                 -----------------------------------
Assistant Secretary                          President

ATTEST:                                   BONGIOVI ENTERTAINMENT, INC.

-------------------------                 By:
Secretary or                                 -----------------------------------
Assistant Secretary                          President

BONGIOVI SHAREHOLDERS:

/S/ Ronald Simmons
----------------------------
Ronald Simmons

/S/ Anthony Bongiovi
----------------------------
Anthony Bongiovi

/S/ Anthony Ferguson
----------------------------
Anthony Ferguson

/S/ Joseph Butera
----------------------------
Joseph Butera

                                   SCHEDULE I

                                ---------------

                          LIST OF BONGIOVI SHAREHOLDERS

                                ---------------

                    ON FILE WITH BONGIOVI'S CORPORATE RECORDS
                    -----------------------------------------

                                   EXHIBIT "A"

                              DISCLOSURE MATERIALS

     Form 10-KSB for the fiscal year ended June 2001, Forms 10-QSB for the quarters ended September 30, 2001, December 31, 2001 and March 31, 2002.

                                   EXHIBIT "B"

                            FORM OF INVESTMENT LETTER

                                INVESTMENT LETTER

                               September ___, 2002

         Interruption Television, Inc.
         Newport Beach, California

         Ladies & Gentlemen:

         The undersigned herewith deposits certificate(s) for shares of Class A common stock of Bongiovi Entertainment, Inc. ("Bongiovi"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between Bongiovi and Interruption Television, Inc. ("ITV" or the "Company"), dated September ___, 2002, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of ITV (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

         The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the terms of the Agreement and Exchange Shares and as of the date of this letter:

1. The undersigned has received and has read the Agreement, and hereby agrees to and accepts the terms and conditions of the Agreement.

2. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

3. The undersigned warrants full authority to deposit all shares referred to above and that ITV will acquire a good and unencumbered title thereto.

4. The undersigned has full power and authority to enter into this agreement and that this agreement constitutes a valid and legally binding obligation of the undersigned.

5. The undersigned represents that the undersigned is_____/ is not_____an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), because the undersigned meets one or more of the following requirements: PLEASE CHECK AS MANY BOXES THAT APPLY ONLY IF YOU ARE ACCREDITED INVESTOR:

|_| He or she is a natural person whose individual net worth, or joint net worth with such investor's spouse, exceeds $1,000,000 and either he or she is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with such investor's spouse;

|_| He or she is a natural person who had individual income in excess of $200,000 in each of the two most recent years, or (except in California) joint income with such investor's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year, and either such investor is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with such investor's spouse;

|_| It is an organization described inss. 501(C))(3) of the Internal Revenue Code of 1986 as amended, (i.e., tax exempt entities), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the proposed investments, with total assets in excess of $5,000,000;

|_| It is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the proposed investments, whose purchases are directed by a sophisticated person as described under the first alternative above;

|_| It is a bank as defined in ss. 3(a)(2) of the Securities Act of 1933, or a savings and loan association or other institution as defined in ss. 3(a)(5)(A) of the Securities Act of 1933 whether acting in its individual or fiduciary capacity;

|_| It is a broker registered pursuant toss. 15 of the Securities Exchange Act of 1934;

|_| It is an insurance company as defined inss. 2(13) of the Securities Act of 1933;

|_| It is an investment company registered under the Investment Company Act of 1940 or a business development company as defined inss. 2(a)(48) of that Act;

|_| It is a Small Business Investment Company licensed by the U.S. Small Business Administration underss. 301(C)) or (d) of the Small Business Investment Act of 1958;

|_| It is a private business development company as defined inss. 202(a)(22) of the Investment Advisers Act of 1940;

|_| It is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in ss. 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are Accredited Investors as described above;

|_|      He or she is a director or executive officer of the Company;

|_| It is an entity in which all the equity owners are Accredited Investors since they are all described above.

6. By execution hereof, the undersigned hereby confirms that the ITV common stock to be received in exchange for Bongiovi Class A common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

7. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the1933 Act. To this end, the undersigned acknowledges that a restrictive legend will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts.

8. The undersigned represents that it is experienced in evaluation and investing in securities of companies and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

9. The undersigned represents that all information provided by the undersigned herein is true and correct as of the date thereof.

         IN WITNESS WHEREOF, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

                                           Dated: __________,2002

                                           Very truly yours,

                                           ----------------------------
                                           (signature)

                                           ----------------------------
                                           (print name in full)

                                           ----------------------------
                                           (address)

                                    EXHIBIT C

                         FORM OF THE NOTE (Section 6.6)

         THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                               8 % PROMISSORY NOTE
                            ------------------------

$600,000                                                     September ___, 2002

         FOR VALUE RECEIVED, the undersigned, Interruption Television, Inc./ Bongiovi Entertainment, Inc. (the "Maker" or "Company"), hereby promises to pay to the order of Samartan Development, Ltd., the holder, or its assigns (the"Noteholder"), in lawful money of the United States of America, and in immediately payable funds, the principal sum of six hundred thousand ($600,000) (the "Note").

         Bongiovi Entertainment, Inc., a Florida corporation ("Bongiovi") and Interruption Television, Inc., a Nevada corporation ("ITV") have entered into an Agreement and Plan of Reorganization dated as of September __, 2002 pursuant to which all of the class "A" common stock of Bongiovi will be acquired by ITV in exchange for common stock of ITV (the "Acquisition"). The closing of Acquisition is expected to take place on or about September ___, 2002 (the "Closing Date").

         All references to the Company or Maker in this Note refer to the combined entity of Bongiovi and ITV as if the Acquisition had taken place.

         The principal hereof together with any unpaid accrued interest thereon, shall be due and payable eight months from the Closing Date, on April 30, 2003 (the "Maturity Date"). The first payment under this Note shall be due sixty (60) days after the Closing Date. Subsequent payments shall be due and payable every calendar month, on the same date as the first payment. Each payment shall be equal to the greater of one hundred thousand dollars ($100,000) or twenty percent (20%) of the net equity proceeds received by the Company in the period since the last payment due date. Payment of all amounts due hereunder shall be made at the address of the Noteholder provided for in this Note. The Maker further promises to pay interest at the rate of eight per cent (8%) per annum on the outstanding principal balance hereof. The accrued interest shall be payable in cash quarterly on December 31, 2002 and April 30, 2003, however, such accrued interest shall be waived by the Noteholder with respect to each Note payment made timely on the respective due date.

         This Note has not and will not be registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, in reliance on the exemption from registration afforded by Regulation D promulgated under the Act. This Note may not be offered, sold, transferred or otherwise disposed of, unless such securities are registered under the Act, or an exemption from the registration requirements of the Act is available.

         1. SUBORDINATION For purposes of this Note and specifically this
Section 1 hereof, the term "Superior Bank Indebtedness" shall be defined as follows:

         The principal of, and accrued and unpaid interest on (a) indebtedness of the Company incurred in the ordinary course of business for money borrowed or in respect of letters of credit issued for its own account, to (i) any bank or trust company organized under the laws of the United States or any state or (ii) any savings and loan association; (b) obligations of the Company incurred pursuant to agreements to factor the accounts receivable of the Company (C)) purchase money obligations entered into in the ordinary course of business, evidenced by notes, lease-purchase agreements, purchase contracts or agreements, or similar instruments for the payment of which the Company is responsible or liable, by guarantees or otherwise; (d) obligations of the Company incurred in the ordinary course of business under any agreement to lease, or lease of, any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles, or any other agreement to lease, or lease of, any real or personal property for the benefit of the Company which, by the terms thereof, are expressly designated as Superior Bank Indebtedness; and (e) any modification, renewal, extension or refunding of any such indebtedness, guarantee or obligation; in every case, whether such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, was outstanding on the date of execution of this Note or thereafter created, incurred or assumed; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the Notes.

         The Maker agrees, and the Noteholder of the Note issued hereunder by its acceptance thereof likewise agrees, that the Note shall be issued subject to the provisions of this Section 1, each person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. This Note issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment or satisfaction to the prior payment of Superior Bank Indebtedness.

         Subject to the payment of Superior Bank Indebtedness as provided above and subject to ap plicable law, the rights of the Noteholder shall be appropriately subrogated to the rights of the holders of Superior Bank Indebtedness to receive payments or distributions of cash, property or securities of the Company to the extent applicable to the Superior Bank Indebtedness until the principal of, and premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Superior Bank Indebtedness of any cash, property or securities to which the Holder of the Note would be entitled except for the provisions of this Section 1. It is understood that the provisions of this Section 1 are and are intended solely for the purpose of defining the relative rights of the Noteholder, on the one hand, and the holders of the Superior Bank Indebtedness, on the other hand.

         Nothing contained in this Section 1 or in the Note is intended to or shall impair, as between the Company, its creditors other than the holders of Superior Bank Indebtedness, and the Noteholder, the obligation of the Company, which is absolute and unconditional, to pay to the Noteholder the principal of, and premium, if any, and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Noteholder and creditors of the Company other than the holders of Superior Bank Indebtedness, nor shall anything herein prevent the Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 1 of the holders of Superior Bank Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         2. PREPAYMENT. The Maker may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium.

         3. REPAYMENT. The Maker shall have a ten (10) day grace period for each repayment. If the payment is not received by the Noteholder within such time, then there shall be assessed a five percent (5%) penalty on that payment, plus an additional ten percent (10%) penalty on such amount due every thirty (30) days thereafter, until paid, on pro-rata basis.

         4. CONVERSION. Anytime after the Maturity Date, if any amount of the principal amount of the Note, the interest and /or the penalties thereon are still outstanding and payable, the Noteholder shall be entitled to convert the
Note into shares of common stock of Maker, in whole or in part. The Note, or portion hereof (including any accrued interest and/or penalties), shall be convertible into such number of the Shares as will be determined by dividing the principal amount of the Note, and accrued interest and/or penalties, if any, by the Conversion Price (the "Conversion Shares"). The Conversion Price shall be equal to seventy percent (70%) of the average closing bid price for the ten (10) lowest of the thirty (30) trading days immediately preceding the conversion date. For the purposes of this section, the closing bid price of the Company's common stock shall be the closing bid price as reported by the National Association of Securities Dealers, Inc. NASDAQ SmallCap or National Markets, or the closing bid price in the over-the-counter market or, in the event the common stock is listed on a stock exchange, the closing bid price on such exchange as reported in THE WALL STREET JOURNAL. Such Shares shall have immediate demand and piggy back registration rights.

         5. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

                  (a) The non-payment of any principal and/or interest pursuant to this Note at maturity; and such failure continues for a period of ten (10) days;

                  (b) The material breach of any representation or warranty, covenant or undertaking in this Note; and such default continues for ten (10) days after written notice of such default is received by Maker;

                  (C) The commencement by the Maker of any voluntary proceeding under any bankruptcy, reorganization, insolvency, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Maker as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Maker for, acquiescence in, or consent by the Maker to, the appointment of any receiver or trustee for the Maker or for all or a substantial part of the property of the Maker; or the assignment by the Maker for the benefit of creditors; or the written admission of the Maker of its inability to pay its debts as they mature; or

                  (d) The commencement against the Maker of any proceeding relating to the Maker under any bankruptcy, reorganization, insolvency, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Maker consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 60 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Maker or for all or a substantial part of the property of the Maker, which order, judgment or decree remains undismissed for 60 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Maker.

         Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Maker, declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest and/or penalties thereon, immediately due and payable. The Noteholder may also proceed against any guarantor of this obligation without waiving any rights under the terms of this Note.

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

         6. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. The address of the Maker is: 649 SW Whitmore Dr., Port Saint Lucie, FL 34984; and the Maker shall give written notice of any change of address to the Noteholder. The address of the Noteholder is as set forth on the signature page to this Note, and the Noteholder shall give written notice of any change of address to the Maker.

         7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Maker consents to the jurisdiction of any court of the State of Florida and of any federal court located in the State of Florida. The Maker waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Noteholder may elect, by certified mail directed to the Maker at the location provided for in
Section 6 hereof, or, in the alternative, in any other form or manner permitted by law.

         8. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACT MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES AND CONFLICTS OF LAW.

         9. CONFORMITY WITH LAW. All agreements between the Noteholder and Maker are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Note or otherwise, shall the rate of interest hereunder exceed the maximum rate permissible under applicable law. If, from any circumstances whatsoever, the rate of interest resulting from the payment and/or accrual of any amount of interest hereunder, at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.

         10. ATTORNEYS FEES. In the event of any action by the Noteholder of this Note to enforce the terms hereof, the Maker shall be obligated to pay all of the Noteholder's reasonable attorneys' fees and costs in connection therewith.

         11. SEVERABILITY. Every provision hereof is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not effect the other provisions hereof, which shall remain binding and enforceable.

         12. WAIVER. The makers, endorsers, and/or guarantors of this Note do hereby severally waive presentment, demand, protest and notices of protest, demand, dishonor and nonpayment.

         13. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified only upon the written consent of the parties hereto.

         14. SUCCESSORS AND ASSIGNS. All the terms and provisions of this note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         15. ASSIGNABILITY. Maker's obligations hereunder are nontransferable and nonassignable without the prior written consent of Noteholder.

         16. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         17. COUNTERPARTS This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         18. LEGAL REPRESENTATION. Maker and Noteholder, respectively, agree and represent that each party has been represented by such party's legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's legal counsel prior to the execution of this Note.

         IN WITNESS WHEREOF, the Maker has signed and sealed this Note and delivered it in the state of Florida as of September ___, 2002.

No._____                                         INTERRUPTION TELEVISION, INC.

                                                 By:
                                                    ----------------------------
                                                 Its:
                                                     ---------------------------

                                                 BONGIOVI ENTERTAINMENT, INC.

                                                 By:
                                                    ----------------------------
                                                 Its:
                                                     ---------------------------

NOTEHOLDER:

SAMARTAN DEVELOPMENT, LTD.

Address:
        ------------------------

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

                              SCHEDULE 2.2 and 2.6

                                  ITV WARRANTS

Warrant Agreement

Holder:  Samartan Development, Ltd.
Date: July 20, 2000
Expiration Date: July 21, 2003
Amount: 500,000 shares
Exercise Price: $0.5625

The warrants are subject to 11.5 reverse stock split, prior to the execution of this Agreement, which effects the number of warrant shares and the exercise price.

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

                                 SCHEDULE 2.7(b)

Reverse stock split of 1-for-11.5 has been undertaken by ITV as of September 30, 2002.

Issuance of 73,411 post-split shares of common stock to ITV's officers and directors, or their nominees for services rendered.

Issuance of 1,500,000 pre-split (130,435 post-split) shares of common stock of ITV to Samartan Development pursuant to the Stock Purchase Agreement by and between Samartan Development and ITV. The terms of the Stock Purchase Agreement:
Purchase Price per Share: $0.015

Total Purchase Price: $22,500 paid by cancellation of ITV's debt (Samartan's loan to ITV to pay for corporate and administrative expenses)

                                  Schedule 6.6

See attached terms sheet of the bridge financing.  (On file with the Company)

                                       39